SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                               September 20, 1996




                             VODAVI TECHNOLOGY, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)




           DELAWARE                      0-26912                86-0789350
           --------                      -------                ----------
         (State or other           (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)




               8300 East Raintree Drive, Scottsdale, Arizona 85260
               ---------------------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 443-6000

Item 5.  Other Events.

         On August 26, 1996, the Board of Directors of Enhanced Systems, Inc. ("Enhanced"), a wholly owned operating subsidiary of Vodavi Technology, Inc. (the "Company"), elected Kent R. Burgess as the President and a director of Enhanced. Effective as of August 26, 1996, Michael Mittel and Fereydoun Taslimi, who previously served Enhanced as directors and in the capacities of President and Vice-President of Engineering, respectively, were removed as directors and are no longer employed by either Enhanced or the Company.

         On September 20, 1996, the Company and Enhanced filed a lawsuit in the United States District Court for the District of Arizona (No. CIV 96-2184 PHX
SMM) against Messrs. Mittel and Taslimi . The lawsuit alleges, among other things, that Messrs. Mittel and Taslimi violated federal and Arizona securities laws and engaged in fraudulent activities in connection with the Company's acquisition of Enhanced in 1995; breached certain terms of their respective employment contracts with Enhanced; and converted certain corporate assets of Enhanced, breached their fiduciary duties to Enhanced, and misappropriated certain corporate opportunities for their own benefit. The Company and Enhanced are seeking compensatory and punitive damages against Messrs. Mittel and Taslimi.

         On September 23, 1996, Messrs. Mittel and Taslimi filed a lawsuit in the United States District Court for the Northern District of Georgia, Atlanta Division (No. 196-CV-2453), against the Company and Enhanced. The lawsuit alleges that Enhanced breached Messrs. Mittel's and Taslimi's respective employment agreements by terminating their employment. The Company intends to proceed with its lawsuit against Messrs. Mittel and Taslimi and to vigorously defend the lawsuit filed by them against the Company and Enhanced.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 15, 1996                   VODAVI TECHNOLOGY, INC.



                                   By:  /s/ Gregory K. Roeper
                                        -----------------------------------
                                        Gregory K. Roeper
                                        Vice President - Finance, Treasurer
                                        and Chief Financial Officer


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